EXHIBIT 10.2

TRXADE GROUP, INC.

INVESTMENT WARRANT AGREEMENT

THIS INVESTMENT WARRANT AGREEMENT (this "Agreement") is made and entered into as of _______________________, 2014 (the “Issuance Date”), between and among Trxade Group, Inc., a Delaware corporation (the “Company”) on one hand, and ___________________________ (the “Holder”) on the other hand.

R E C I T A L S

WHEREAS, the Company and Holder are parties to a Subscription Agreement, dated the date of this Agreement, attached hereto relating to the purchase of Common Stock of the Company by the Holder (the “Subscription Agreement”); and

WHEREAS, the Company has agreed to grant Holder warrants totaling twenty five percent (25%) of the total shares of Common Stock purchased under the Purchase Agreement and as provided in this Agreement as additional consideration in connection with the Purchase Agreement and related documents referenced therein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

A G R E E M E N T

1.

Warrant Certificates.  The warrant certificates to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

2.

Right to Exercise Warrants.  Each Warrant may be exercised from the date hereof until five (5) years after the Issuance Date (the "Expiration Date").  Each Warrant not exercised on or before the Expiration Date shall expire.  Each Warrant shall entitle its holder to purchase from the Company the number of shares of Common Stock indicated in the Warrant (each such share being an “Exercise Share) at the per share exercise price set forth on the warrant certificate, subject to adjustment as set forth below (the “Exercise Price”).  The Company shall not be required to issue fractional shares of Common Stock upon the exercise of the Warrants or to deliver Warrant Certificates which evidence fractional shares of capital stock.  In the event that a fraction of an Exercise Share would, except for the provisions of this paragraph 2, be issuable upon the exercise of a Warrant, the Company shall round up to the nearest whole Share.

3.

Mutilated or Missing Warrant Certificates.  In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed prior to the Expiration Date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest.

4.

Reservation of Shares.  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy its obligation to issue Exercise Shares upon exercise of Warrants, the full number of Exercise Shares deliverable upon the exercise of all outstanding Warrants.

The Company covenants that, upon payment of the applicable exercise price by the holder, all Exercise Shares issued upon exercise of Warrants will be validly issued, fully paid and non-assessable shares of Common Stock.

5.

Rights of Holder.  The holder of a Warrant will not, by virtue of anything contained in this Agreement or otherwise, prior to exercise of the Warrant, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company of any other matter.

6.

Certificates to Bear Legend.  The Warrants and the certificate or certificates therefore shall bear the following legend by which each holder shall be bound:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

The Exercise Shares and the certificate or certificates evidencing any such Exercise Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

Certificates for Warrants or Exercise Shares, as the case may be, without such legend shall be issued if the Warrants or Exercise Shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company that the legend is no longer required under the Act.

7.

Adjustment of Number of Shares and Class of Capital Stock Purchasable.  The number of Exercise Shares and class of capital stock purchasable under each Warrant are subject to adjustment from time to time as set forth in this Section 7.

(a)

Adjustment for Change in Capital Stock.  If the Company:

(i)

pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii)

subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii)

combines its outstanding shares of Common Stock into a smaller number of shares; or

(iv)

makes a distribution on its Common Stock in shares of its capital stock other than Common Stock;

then the number and classes of Exercise Shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution.  For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock.  After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Exercise Shares in this Agreement.  Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 7(a), a Warrant may only be exercised in full by payment of the entire Exercise Price in effect at the time of such exercise.

(b)

Consolidation, Merger or Sale of the Company.  If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Agreement.  Upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction.  As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 7.

8.

Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

9.

Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

10.

Notices.   All notices or other communications under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:  if to the Company: Trxade Group, Inc., 17537 Darby Lane, Lutz, FL 33558.  Attn: Suren Ajjarapu, CEO, and if to Holder, at the address of listed on the signature page of this Agreement or the holder appearing on the books of the Company or the Company’s transfer agent, if any.

Either the Company, or the Holder of a Warrant may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 10.

11.

Supplements and Amendments.   This Agreement may be supplemented, amended or modified only by the mutual consent of the parties.  No supplement, amendment or modification of this Agreement shall be binding unless it is in writing and signed by all parties to be charged.

12.

Severability. If for any reason any provision, paragraph or term of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Agreement shall be deemed to be severable.

13.

Governing Law and Venue. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Florida applicable to instruments made and to be performed in Florida.  Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in Tampa, Florida, in accordance with the rules then in effect of the American Arbitration Association.  The arbitrator may grant injunctions or other equitable relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction; provided, however, that the arbitrator shall not have the power to alter or amend this Agreement.

14.

Headings. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement nor constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

HOLDER:	TRXADE GROUP, INC.,

By: __________________________	By: /s/ Suren Ajjarpu
Name:	Suren Ajjarpu, President

EXHIBIT A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

INVESTMENT WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

TRXADE GROUP, INC

Initial Number of Shares:  _______________

Initial Exercise Price:  $0.01 (subject to adjustment)

Date of Grant:  ____________, 2014

Expiration Date:  _____________, 2019

THIS CERTIFIES THAT, ____________________________, or any person or entity to whom the interest in this Warrant is lawfully transferred ("Holder") is entitled to purchase the above number (as adjusted pursuant to Section 4 hereof) of fully paid and non-assessable shares of the Common Stock (the "Shares") of Trxade Group, Inc., a Delaware corporation (the "Company), having an Exercise Price as set forth above, subject to the provisions and upon the terms and conditions set forth herein and in the Investment Warrant Agreement between the Company and the Holder above dated of even date herewith (the “Investment Warrant Agreement”). The exercise price, as adjusted from time to time as provided herein, is referred to as the "Exercise Price."

1.

Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time commencing on the Date of Grant and ending on the Expiration Date, after which time the Warrant shall be void.

2.

Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder, in whole or in part, for the total number of Shares remaining available for exercise by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, or by delivery to the Company of evidence of cancellation of indebtedness of the Company to such Holder, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased.  In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder.

3.

Exercise Price.   The initial Exercise Price at which this Warrant may be exercised shall be ONE CENT ($0.01); provided however, the Exercise Price may be later adjusted after the issuance from time to time pursuant to Section 4 hereof.  The Company shall notify the holder of any change in the Exercise Price.

4.

Reclassification, Reorganization, Consolidation or Merger.  In the case of any reclassification of the Shares, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Shares), the Company, or such successor corporation, as the case may be, shall execute a new warrant providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant, the number and kind of securities, money and property receivable upon such reclassification, reorganization, consolidation or merger by a holder of Shares for each Share.  Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Exercise Price and to the number of Shares issuable upon exercise of this Warrant.  The provisions of this Section 4 shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

5.

Transferability and Negotiability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions satisfactory to the Company, if reasonably requested by the Company, and representations that such transferee is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended).  Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

6.

Right to Convert Warrant into Stock; Non-Cash Net Exercise.

(a)

Right to Convert.  In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof, (the “Net Exercise Right”) into shares of Common Stock as provided in this Section 6 at any time or from time to time during the term of this Warrant.  Upon exercise of the Net Exercise Right with respect to a particular number of shares of Common Stock subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) (X) that number of fully paid and nonassessable shares of Common Stock equal to the (Y) Converted Warrant Shares multiplied by the quotient obtained by dividing the result of (B) Common Stock Value of one share of Common Stock less (A) the Warrant Exercise Price per share by (B) the Common Stock Value of one share of Common Stock all on the Conversion Date (as herein defined).

Expressed as a formula such conversion shall be computed as follows:

X =	(B – A)	Y
B

Where:

X  =  the number of shares of Common Stock that may be issued to holder

Y  =  the number of shares of Common Stock that are being surrendered pursuant to this Net Exercise Right (i.e., the Converted Warrant Shares)

A  =  the Warrant Exercise Price per share

B  =  the Common Stock Value of one share of Common Stock

No fractional shares shall be issuable upon exercise of the Net Exercise Right, and, if the number of shares of Common Stock issued or to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall round up to the nearest whole share of Common Stock.  For purposes of this Section 6, shares issued pursuant to the Net Exercise Right shall be treated as if they were issued upon the exercise of this Warrant.

(b)

Method of Exercise.  The Net Exercise Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the notice of exercise substantially in the form attached hereto duly completed and executed, specifying that the Holder thereby intends to exercise the Net Exercise Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 6(a) hereof as the Converted Warrant Shares) in exercise of the Net Exercise Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).

(c)

Determination of Common Stock Value.  For purposes of this Section 6, “fair market value” of one share of Common Stock shall be: (i) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Conversion Date; (ii) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the thirty day average closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Conversion Date or, if no such closing sale price is available, the 30 day average of the high bid and the low asked price quoted thereon on the last trading day prior to the Conversion Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Conversion Date, shall be determined in good faith by the Board of Directors of the Company.

7.

Investment Intent; Accredited Investor.  Holder represents and warrants to the Company that Holder is acquiring this Warrant for investment purposes and with no present intention of distributing or reselling the Warrant or any of the Shares issueable upon exercise of the Warrant.  Holder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”), and at the time that the Holder seeks to exercise all or a portion of this Warrant will execute and deliver to the Company the Investment Representation Statement that accompanies this Agreement.

8.

Miscellaneous. The Company covenants that it will reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full.  Such Shares, when issued in compliance with the provisions of this Warrant and the Company’s Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable.  No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

HOLDER:	TRXADE GROUP, INC.,

By: __________________________	By: /s/ Suren Ajjarpu
Name:	Suren Ajjarpu, President

NOTICE OF EXERCISE

TO:

TRXADE GROUP, INC.

1.

The undersigned hereby elects to purchase _________ shares of the Common Stock of TRXADE GROUP, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any; OR

The undersigned hereby elects to elects to exercise its net issuance rights pursuant to Section 6 of the attached Warrant with respect to __________ shares Common Stock.

2.

Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

Name:

Tax ID:

Address:

Signed:

Date: